UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 4, 2014

IMPRIMIS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35814	45-0567010
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12264 El Camino Real, Suite 350
San Diego, CA	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 704-4040

12626 High Bluff Drive, Suite 150 San Diego, CA 92130
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(d)          Effective on September 4, 2014, the Board of Directors of the Company elected William H. Nelson to the Company’s Board of Directors. In addition, the Board appointed Mr. Nelson to the Audit Committee, Compensation Committee, and Nominations and Corporate Governance Committee of the Board of Directors. Mr. Nelson will serve as Chair of the Nominations and Corporate Governance Committee.

Mr. Nelson served as the President and the Chief Executive Officer of Intermountain Healthcare, an integrated nonprofit healthcare system with hospitals, surgery centers, clinics and an insurance organization, from 1999 until his retirement in early 2009. Intermountain Healthcare is the largest healthcare provider in the intermountain west, with over 33,000 employees serving the needs of Utah and southeastern Idaho residents. Mr. Nelson served as Chief Operating Officer of Intermountain Healthcare from 1995 to 1998 and Chief Financial Officer from 1976 to 1995. Mr. Nelson has served on the boards of the Utah Symphony & Opera, Beneficial Life Insurance, United Way of the Greater Salt Lake Area and the Healthcare Research and Development Institute. Mr. Nelson received his Bachelors of Science in Accounting from Brigham Young University and his MBA from University of Southern California. Mr. Nelson. The Board expects that Mr. Nelson would bring valuable healthcare industry and management experience to the Board.

In connection with his appointment as a director, the Board approved the issuance to Mr. Nelson of 6,623 restricted stock units (the “RSUs”) under the Company’s 2007 Incentive Stock and Awards Plan. The RSUs vests quarterly in equal installments over a one year period following the date of grant. In addition, Mr. Nelson is eligible to receive cash compensation for his participation on the Board of Directors pursuant to the Company’s established board compensation program for non-employee directors in effect for 2014, as described in the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on August 8, 2014. Mr. Nelson will also enter into the Company’s form of indemnification agreement for directors and officers.

Item 5.07 Submission of Matters to a Vote of Security Holders

On September 4, 2014, we held our 2014 Annual Meeting of Stockholders (the “Annual Meeting”) at the offices of Morrison & Foerster LLP, 12531 High Bluff Drive, Suite 100, San Diego, CA 92130. The final voting results on the matters presented at the Annual Meeting were as follows:

Proposal 1: To elect five (5) directors to hold office for one-year term or until their successors are duly elected and qualified.

Directors	For	Withheld	Broker Non- Vote
Stephen Austin	5,318,504	214,714	---
August Bassani	5,527,889	5,329	---
Mark Baum	5,530,053	3,165	---
Robert Kammer	5,533,118	100	---
William Nelson	5,527,889	5,329	---

Proposal 2: To ratify the selection of KMJ Corbin and Company, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.

For	Against	Abstain	Broker Non- Vote
5,513,990	-	19,228	---

Proposal 3: To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to decrease the number of authorized common shares from 395,000,000 to 90,000,000.

For	Against	Abstain	Broker Non- Vote
5,520,218	5,829	7,171	---

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMPRIMIS PHARMACEUTICALS, INC.

Dated: September 8, 2014	By:	/s/ Andrew R. Boll
	Name:	Andrew R. Boll
	Title:	Vice-President, Accounting and Public Reporting